UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4105 Royal Drive NW, Suite 100, Kennesaw, Georgia	30144
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 770-423-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors, or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2006, eOn Communications Corporation appointed Vijay Sharma as its Chief Technology Officer reporting to David Lee, CEO of eOn Communications. Mr. Sharma will be working with David Lee in developing eOn business strategies for worldwide markets and managing eOn’s product development, engineering, and manufacturing.

Prior to joining the Company in April 2005, he served as President and CEO of Aelix Systems Inc, an offshore provider of R&D Engineering services. Mr. Sharma has held key business and engineering management positions with Cidco Communications, Comdial Corporation, IPC Information Systems in United States and Philips Business Systems, Plessey Office Systems and British Aerospace in England. He holds a Bachelor of Science degree in Electronic Engineering from University of Salford in the United Kingdom and is the lead author of a patent on IP-based communications. In 2002, he filed for three patents on convergence of Wireline, Cellular, WiFi and IP based communication products. Mr. Sharma holds a Bachelor of Science in Electronics Engineering degree from University of Salford , United Kingdom.

Aelix Systems Incorporated

Mr. Sharma sold Aelix Systems Incorporated to eOn Communications Corporation as more fully described in “Item 7. Financial Statements” of our fiscal year 2005 Form 10-K.

Item 9.01 Financial Statements and Exhibits

Exhibits:

Exhibit Number	Description of Exhibit
10.1	Severance agreement dated July 1, 2006 by and between eOn Communications Corporation and Vijay Sharma.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006 EON COMMUNICATIONS CORPORATION

By:	/s/ Stephen R. Bowling
Stephen R. Bowling Vice President and Chief Financial Officer